EXHIBIT 3.1

          CANADA                                                        NUMBER
PROVINCE OF BRITISH COLUMBIA
                                                                          235440



                                [GRAPHIC OMITTED]

                         PROVINCE OF BRITISH COLUMBIA
                   Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES


                                   COMPANY ACT


                          CERTIFICATE OF INCORPORATION



                              I HEREBY CERTIFY THAT

                               FORCE ENERGY, LTD.


              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT




                                       GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                             AT VICTORIA, BRITISH COLUMBIA,

    SEAL                                     THIS 26TH DAY OF MAY, 1981



                                             R.J.  LOWDEN
                                             ASST. DEPUTY REGISTRAR OF COMPANIES


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